Exhibit 10.1

DIRECTOR RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is made in the City of Luxembourg, the Grand Duchy of Luxembourg, as of the 18th day of August, 2016, by and between Altisource Portfolio Solutions S.A., a Luxembourg public limited liability company (société anonyme), (the “Company”), and [ ], a Director of the Company (the “Director”).

WHEREAS, the Board of Directors of the Company (the “Board”) recommended and the shareholders of the Company adopted that certain Altisource Portfolio Solutions S.A. 2009 Equity Incentive Plan (the “Plan”); and

WHEREAS, the shareholders have approved a one-time grant of 500 restricted shares of common stock, par value $1.00 per share, to each new non-management Director on the date of his or her initial election to the Board of Directors.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto have agreed, and do hereby agree, as follows:

1.     GRANT OF RESTRICTED SHARES

The Company hereby grants to the Director, pursuant to and subject to the Plan, an aggregate of 500 restricted shares of common stock of the Company (“Restricted Shares”), on the terms and conditions herein set forth (the “Award”).

2.     VESTING OF AWARD

A.     Generally

The Restricted Shares will vest in four equal installments annually on the date of our annual meeting of shareholders, with the first installment vesting on the date of the Company’s [ ] Annual Meeting of Shareholders. Except as provided in Paragraphs B. and C. of this Section 2, the Award will not vest unless the Director shall be a Director elected at a general meeting of shareholders of the Company.

B.     Retirement or Disability

If service as a Director is terminated by reason of Retirement or disability prior to vesting of the entire Award, the Award shall continue to vest on the dates set forth in Paragraph A of Section 2 above. As used herein, “Retirement” shall mean the voluntary cessation of service as a director by a director who is 60 years of age or older and who has served on the Board for at least three years.

C.     Death

If service as a Director is terminated by reason of death, any portion of the Award remaining unvested will be forfeited. The vested portion of the Award at the time of death shall pass by will or by the applicable laws of descent or distribution.

3.     METHOD OF AWARD

A.     On the date of vesting, the Director receiving Company shares of common stock, par value $1.00 per share (“Shares”) shall pay to the Company the full amount of any required withholdings applicable to the taxable income of such Director resulting from the Award in cash unless the Compensation Committee of the Board of Directors, in its sole discretion, shall permit such taxes to be paid in Shares. As soon as practicable after receipt of notice that all required payments by the person receiving the Award have been made, the Company shall deliver a certificate or certificates representing said vested Shares to the Director receiving the Award, or cause such Shares to be delivered through electronic delivery to the Director’s account at American Stock Transfer & Trust Company, LLC.

B.     The Director hereby represents and covenants that (a) any Shares acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Director shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Shares, as applicable. As a further condition precedent to the delivery to the Director of any Shares subject to the Award, the Director shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable.

C.     The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of the Shares hereunder, the Shares subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

4.    TERMINATION OF AWARD

A.    If the Director ceases to serve as a Director of the Company other than by reason of Retirement or disability prior to vesting of the entire Award, the Award shall terminate and be cancelled for the Shares that have not already vested on the last day of the Director’s service on the Company’s Board of Directors.

B.     In no event shall the granting of the Award or its acceptance by the Director give or be deemed to give the Director any right to continued service on the Board of Directors of the Company.

5.    CONTINUED SERVICE

The Director agrees that he/she will remain in the service of the Company on the Board of Directors at least until the date of the 2017 Annual General Meeting of Shareholders and that he/she will, during such service, spend the time and effort necessary to properly discharge his/her responsibilities. In the event of the termination of the Director’s service on the Board of Directors during said period, the Award, to the extent not theretofore vested, shall terminate.

6.     ADJUSTMENT UPON CHANGES IN SHARES

If there shall be any change in the Shares subject to the Award granted hereunder, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments may be made by the Board of Directors of the Company (or if the Company is not the surviving Company in any such transaction, the Board of Directors of the surviving Company) in the aggregate number, kind of shares and price per share subject to the Award.

7.     OWNERSHIP OF RESTRICTED SHARES; DIVIDENDS

A.     Ownership of Shares

Subject to the restrictions set forth in the Plan, the Director shall possess all incidents of ownership of the Restricted Shares granted hereunder, including, without limitation, but subject to Paragraph B of this Section 7, the right to receive dividends with respect to such Restricted Shares (but only to the extent declared and paid to holders of common stock by the Company in accordance with Luxembourg law), provided, however, that any such dividends shall accrue, but only be delivered to the Director with respect to Restricted Shares that have vested, and such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Shares. Notwithstanding the foregoing, the Director shall have no right to vote the Restricted Shares unless and only to the extent the Restricted Shares have vested in accordance with this Agreement.
B.     Dividends

Any dividends with respect to Restricted Shares (whether such dividends are paid in cash, stock or other property) (i) shall be subject to the same restrictions (including the risk of forfeiture) as the Restricted Shares with respect to which they are issued;

(ii) shall herein be encompassed within the term “Restricted Shares;” (iii) shall be held by the Company for the Director prior to vesting; and (iv) shall be paid or otherwise released to the Director, without interest, following the vesting of Restricted Shares with respect to which they were issued.

C.     Non-Transferability of the Award

The Award shall not be transferable otherwise than by will or by the applicable laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), the Award may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Award contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Award, shall be null and void and without effect.

8.     PAYMENT OF EXPENSES AND COMPLIANCE WITH LAWS

The Company shall reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and/or transfer taxes with respect to the issue and/or transfer of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

9.     AMENDMENT

In the event that the shareholders of the Company shall amend the Plan and such amendment shall modify or otherwise affect the subject matter of this Agreement, this Agreement shall, to that extent, be deemed to be amended by such amendment to the Plan.

10.     CONSTRUCTION

This Agreement shall be governed in all respects by the laws of the Grand Duchy of Luxembourg.

11.     ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Company and the Director and supersedes all other discussions, correspondence, representations, understandings and agreements between the parties, with respect to the subject matter hereof.

12.     HEADINGS

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part hereof.

ATTEST:		ALTISOURCE PORTFOLIO SOLUTIONS S.A.

By:		By:
	Kevin J. Wilcox		William B. Shepro
	Chief Administration and Risk Officer		Chief Executive Officer

DIRECTOR

By:
[Name]
Director

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